UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 22, 2010
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A
(Address of principal executive offices)
1055 West Hastings Street, Suite 2200
Vancouver, British Columbia V6E 2E9
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement
On June 22, 2010, Lions Gate Entertainment Inc. (“LGE”), Lions Gate UK Limited (“LGUK”) and Lions Gate Australia Pty Limited (“LGA”), all wholly-owned subsidiaries of Lions Gate Entertainment Corp. (the “Company”), entered into Amendment No. 3 (the “Credit Agreement Amendment”) to the Second Amended and Restated Credit, Security, Guaranty and Pledge Agreement dated as of July 25, 2008 (the “Credit Agreement”) with the guarantors and lenders referred to therein, JPMorgan ChaseBank, N.A., as administrative agent and issuing bank, and Wachovia Bank, N.A., as syndication agent.
The Credit Agreement, which expires July 25, 2013, continues to provide for a $340 million secured revolving credit facility, of which $20 million may be utilized by LGUK and $10 million may be utilized by LGA. The Credit Agreement Amendment amends (i) the definition of Change in Control (as defined therein) to ownership or control of in excess of 50% of the Company’s equity securities from its previous threshold of in excess of 20% and (ii) the definition of Change in Management (as defined therein). In connection with the Amendment, the Company paid each consenting lender an administrative fee equal to 0.08% of such lender’s commitment under the Credit Agreement.
The summary of the Credit Agreement Amendment is qualified in its entirety by reference to the text of the amendment, which is attached hereto as Exhibit 10.77 and incorporated herein by reference.
Additionally, on June 22, 2010, Lions Gate Mandate Financing Vehicle, Inc. (“LGMFV ”), a wholly-owned subsidiary of the Company, entered into Amendment No. 2 (the “Film Credit Facility Amendment”) to that certain Credit, Security, Guaranty and Pledge Agreement and related agreements dated October 6, 2009 (together, the “Film Credit Facility”) with the borrowers, guarantors and lenders referred to therein, JPMorgan Chase Bank, N.A. will as administrative agent, Union Bank, N.A. as co-administrative agent, syndication agent and joint lead arranger, and Wells Fargo Bank, National Association as documentation agent.
The Film Credit Facility, which expires April 6, 2013, continues to provide for total borrowings up to $120 million and can be increased to $200 million if additional lenders or financial institutions become a party to and provide a commitment under the facility. The Film Credit Facility Amendment amends the definition of Change in Management (as defined therein).
The summary of the Film Credit Facility Amendment is qualified in its entirety by reference to the text of the amendment, which is attached hereto as Exhibit 10.78 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.77
Amendment No.3 dated as of June 22, 2010 to the Second Amended and Restated Credit, Security, Guaranty and Pledge Agreement dated as of July 25, 2008 among Lions Gate Entertainment Inc., Lions Gate UK Limited and Lions Gate Australia Pty Limited, as Borrowers, the guarantors and lenders referred to therein, JP Morgan Chase Bank, N.A., as Administrative Agent and as Issuing Bank and Wachovia Bank, N.A., as Syndication Agent.

10.78
Amendment No.2 dated as of June 22, 2010 to the Credit, Security, Guaranty and Pledge Agreement dated as of October 6, 2009, among Lions Gate Mandate Financing Vehicle Inc., the guarantors and lenders referred to therein, JPMorgan Chase Bank, N.A., as administrative agent and issuing bank, Union Bank, N.A., as co-administrative agent, syndication agent and joint lead arranger, and Wells Fargo Bank, National Association as documentation agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2010	LIONS GATE ENTERTAINMENT CORP.
/s/ James Keegan
James Keegan
Chief Financial Officer